UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549


                           FORM 8-K


                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 22, 2004



                            CPI CORP.
    (Exact name of registrant as specified in its charter)



                             Delaware
           (State or Other Jurisdiction of Incorporation)



              0-11227                      43-1256674
     (Commission file Number)  (IRS Employer Identification No.)



      1706 Washington Avenue, St. Louis, Missouri      63103-1790
       (Address of principal executive offices)        (Zip code)


Registrants' telephone number, including area code:  (314) 231-1575


 ________________________________________________________________
  (Former name or former address, if changes since last report)










ITEM 5.	OTHER EVENTS

A. On June 22, 2004, CPI Corp. issued the following press release announcing that it had purchased 406,780 shares of its common stock in a negotiated transaction.


       CPI CORP.
       NEWS FOR IMMEDIATE RELEASE FOR       RELEASE JUNE 22, 2004

       FOR FURTHER INFORMATION CONTACT:

       NAME: Jane Nelson                    FROM: CPI Corp.
       ADDRESS: 1706 Washington Avenue      CITY: St. Louis
       STATE, ZIP: Missouri 63103     	    TELEPHONE: (314) 231-1575

       ______________________________________________________________

                                  FOR FURTHER INFORMATION
                                  AT FINANCIAL RELATIONS BOARD
                                  Diane Hettwer, Chicago 312/640-6760




                           CPI CORP. PURCHASES SHARES

       St. Louis, MO. - June 22, 2004 - CPI Corp. (NYSE: CPY) today announced that it had purchased 406,780 shares of its common stock in a negotiated transaction. The Company paid $14.75 per share, for a total purchase price of approximately six million dollars ($6,000,000.00). As of the close of business on June 21, 2004 and prior to today's share purchase, CPI had 8,156,978 shares outstanding.

     CPI Corp. offers portrait photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios and operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company's customers to archive, share portraits via e-mail and order additional portraits and products.

















                                SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                               CPI CORP.
                               _____________________________________
                               (Registrant)



                           By: /s/ Gary W. Douglass
                       	       _____________________________________
                               Gary W. Douglass
                               Executive Vice President, Finance and
                               Chief Financial Officer



Dated: June 23, 2004